UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 31, 2006

Regal Entertainment Group

 (Exact Name of Registrant as Specified in Charter)

Delaware	001-31315	02-0556934
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

7132 Regal Lane, Knoxville, Tennessee 37918

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: 865-922-1123

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

        ☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

        ☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

        ☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

        ☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01               Entry into a Material Definitive Agreement.

On October 31, 2006, Regal Entertainment Group (the “Company”) and OCM Principal Opportunities Fund II, L.P. (“Oaktree”) entered into an underwriting agreement (the “Underwriting Agreement”) with Credit Suisse Securities (USA) LLC (the “Underwriter”).  Pursuant to the Underwriting Agreement, Oaktree agreed to sell and the Underwriter agreed to purchase for resale to the public (the “Secondary Offering”), upon the terms and subject to the conditions contained therein, up to 7,728,328 shares of the Company’s Class A common stock, par value $.001 per share (the “Class A Common Stock”), at a price per share of $20.73, less an underwriting discount of $0.57 per share.  The Secondary Offering is expected to close on November 6, 2006 and is subject to customary closing conditions.  Oaktree has granted the Underwriter a 30-day option to purchase up to 500,000 additional shares of Class A Common Stock to cover over-allotments, if any.

The Underwriting Agreement includes customary representations, warranties and covenants by the Company concerning the Company and the registration statement related to the Secondary Offering and by Oaktree relating to Oaktree and their ownership of Class A Common Stock.  Under the terms of the Underwriting Agreement, the Company and Oaktree have agreed to indemnify the Underwriter against certain liabilities, including liabilities under the Securities Act of 1933, or to contribute payments the Underwriter may be required to make because of such liabilities.

Prior to the completion of the Secondary Offering, Oaktree beneficially owned approximately 10.7% of the Class A Common Stock which represented 9.3% of the voting power of the Company’s common stock.  One of the portfolio managers of Oaktree, Stephen A. Kaplan, has been a director of the Company since March 2002 and is currently a member of the Company’s Compensation Committee, Nominating and Corporate Governance Committee and Executive Committee.

The Underwriter and its affiliates have provided, and may provide in the future, investment banking and other financial services for the Company in the ordinary course of business for which they have received and would receive customary compensation.  An affiliate of the Underwriter acts as a lender and sole lead arranger, sole book-runner and administrative agent under the Company’s credit facility.  The credit facility consists of a $1.7 billion term loan facility and $100.0 million revolving credit facility.  In addition, an affiliate of the Underwriter acts as a lender under the $20.0 million existing revolving credit facility of the Company’s affiliate, National CineMedia, LLC (“National CineMedia”), which includes a $2.0 million letter of credit sub-facility. The National CineMedia existing revolving credit facility will be repaid with the proceeds of National CineMedia’s new senior secured credit facility.  National CineMedia, Inc., a newly-formed entity that will serve as the sole manager of National CineMedia, filed a registration statement with the Securities and Exchange Commission for an initial public offering of its common stock and the Underwriter is one of the underwriters in such initial public offering.

The foregoing description of the Underwriting Agreement is qualified in its entirety by reference to the full text of the Underwriting Agreement, a copy of which is filed herewith as Exhibit 1.1 and incorporated herein by reference.

Item 9.01.              Financial Statements and Exhibits.

(a)	Financial statements of businesses acquired.

N/A

(b)	Pro forma financial information.

N/A

(c)	Shell company transactions.

N/A

(d)	Exhibits.

Exhibit No.	Description

1.1	Underwriting Agreement, dated October 31, 2006, among Regal Entertainment Group, OCM Principal Opportunities Fund II, L.P. and Credit Suisse Securities (USA) LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REGAL ENTERTAINMENT GROUP

Date: October 31, 2006	By:	/s/ PETER B. BRANDOW
	Name:	Peter B. Brandow
	Title:	Executive Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

1.1	Underwriting Agreement, dated October 31, 2006, among Regal Entertainment Group, OCM Principal Opportunities Fund II, L.P. and Credit Suisse Securities (USA) LLC.

5